                                                                       EXHIBIT A

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13D with respect to the common stock of Open Joint Stock Company "Vimpel-Communications", dated as of June 11, 2001, is, and any amendments thereto (including any amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date:  June 11, 2001                       ECO TELECOM LIMITED

                                      By:  /s/ Dmitri Ploujnikov
                                           ....................................
                                           Dmitri Ploujnikov
                                           Director

Date:  June 11, 2001                       ECO HOLDINGS LIMITED

                                      By:  /s/ Joseph Moss
                                           ....................................
                                           Joseph Moss
                                           Director


Date:  June 11, 2001                       CTF HOLDINGS LIMITED

                                      By:  /s/ Franz Wolf
                                           ....................................
                                           Franz Wolf
                                           Director


Date:  June 11, 2001                       CROWN FINANCE FOUNDATION

                                      By:  /s/ Dr. Norbert Seeger
                                           ....................................
                                           Dr. Norbert Seeger
                                           Director



                                                                              49